Exhibit 99.1

          Radyne ComStream Expects 5th Consecutive Profitable Quarter

    PHOENIX, June 7 /PRNewswire-FirstCall/ -- Radyne ComStream Inc.
(Nasdaq: RADN, RADNW), today announced that the Company expects revenues for the second quarter to be between $12 and $14 million with resulting per share earnings between $.07 and $.10 per fully diluted share. The company reaffirmed its full-year guidance for revenues between $65 million and $75 million and per share earnings between $.46 and $.56 per fully diluted share.

    Radyne previously announced that $1.3 million of sales, originally booked for the second quarter were accelerated into the first quarter at a customer's request. Typically, the firm's sales are seasonal. In four out of the past five years the majority of sales have been shipped in the second half of the year.

    "All indications remain positive towards achieving our previously stated annual guidance," said Bob Fitting, CEO. "Our quote logs and customer interest remain strong."


    About Radyne ComStream

    Radyne ComStream designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, microwave and cable communication networks. The Company, through the Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Armer subsidiary provides innovative solutions for the integration and installation of turnkey communications systems. Radyne ComStream is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix and San Diego, and sales offices in Singapore, Beijing, Jakarta and London. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information visit our web site at www.radn.com.


    For further information please contact: Malcolm Persen, Chief Financial Officer of Radyne ComStream Inc., +1-602-437-9620


    Safe Harbor Paragraph for Forward-Looking Statements

    This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne ComStream claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne ComStream and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include factors that could affect Radyne ComStream's results and cause them to materially differ from those contained in the forward-looking statements contained herein including, without limitation: (i) expected 2nd quarter and annual revenues, since there is no guarantee that these sales levels will be achieved; (ii) expected 2nd quarter and annual earnings per share, since many variables are involved which can effect this calculation, including expense levels, gross margins, share dilution rates and others, (iii) indications that our annual guidance is accurate, since there is no guarantee that our revenues, expenses, taxes and other expenses will approximate our forecasts and (iv) accuracy of indicators that the Company relies on to gauge future business levels, such as quote logs, backlog levels and customer interest, since there can be no assurance that these indicators will accurately forecast future results.


    Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:


     * Prospects of the international markets and global economy given that Radyne ComStream depends heavily on international sales.
     *  A downturn in the evolving telecommunications and Internet industries.
     * Risk factors and cautionary statements made in Radyne ComStream's Annual Report on Form 10-K for the period ended December 31, 2003.
     * The effect that acts of international terrorism may have on Radyne ComStream's ability to ship products abroad.
     * Other factors that Radyne ComStream is currently unable to identify or quantify, but may exist in the future.


    Forward-looking statements speak only as of the date the statement was made. Radyne ComStream does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.



SOURCE  Radyne ComStream Inc.
    -0-                             06/07/2004
    /CONTACT: Malcolm Persen, Chief Financial Officer of Radyne ComStream Inc., +1-602-437-9620/
    /Web site:  http://www.radn.com /
    (RADN RADNW)

CO:  Radyne ComStream Inc.
ST:  Arizona
IN:  CPR TLS MLM ITE NET
SU:  ERP